SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
     1934

       Date of Report (Date of earliest event reported): November 6, 2001
                                                         ----------------

                              ICALL SYSTEMS, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 NEVADA               000-26183             91-1932068
         -----------------------     -----------            ----------
     (State or other jurisdiction    (Commission          (IRS Employer
        of incorporation)            File Number)      Identification No.)

               388 Market Street, Suite 500
                  San Francisco, CA                           94111
            ----------------------------------------------------------
               (Address of principal executive offices)     (Zip Code)

        Registrant's telephone number, including area code (800) 979-9327
                                                           --------------

Item 4. Changes in Registrant's Certifying Accountant

As a result of the rescission of the Acquisition Agreement and Plan of Reorganization, set forth and discussed in Item 5 below, the Company will be changing its new certifying accountants to LaBonte & Co from Merri Nickerson CPA. The company had originally intended to engage the services of Deloitte & Touche who are the accountants for The Internet CallCentre Pte Ltd, the entity with whom the Company had proposed the reverse acquisition.

The Company's Board of Directors has recently approved new certifying accountants and will now employ the services of LaBonte & Co in this capacity.

Item 5. Other Events.

On October 26, 2001 the Company's Board of Directors and the Board of Directors for The Internet CallCentre Pte Ltd reached mutual agreement and approved a rescission of the Acquisition Agreement and Plan of Reorganization dated November 22, 2000 (the "Agreement") previously signed by the parties.

Events had not progressed in the manner that both companies would have desired and the global economic situation had also changed substantially, and, as a result, the benefits of the proposed reverse acquisition were not as positive as originally foreseen. The approved acquisition and the subsequent Agreement that was entered into was never consummated. The Company will be restating its

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first and second quarter Form 10-Qs to reflect the effects of the rescission agreement. Funds in the amount of $474,000 US forwarded to the Internet Call Centre Pte Ltd will be converted into Preferred "A" shares of the Internet Call Centre Pte Ltd. Until such time as the Preferred "A" shares can be issued, the loans will be secured through a registered general security agreement with The Internet Call Centre Pte Ltd. Accounts receivables assigned to the Company by The Internet Call Centre Pte Ltd as part of the rescission agreement will be recognized by the Company in the fourth quarter. The Company has agreed to use some of the assigned accounts receivable to meet payroll and government payments of The Internet Call Centre Pte Ltd that are due as of November 1, 2001.

A copy of the parties' agreement to rescind the former Acquisition Agreement and Plan of Reorganization between them is provided as an attachment to this filing.

The effects of the rescission are as follows:

iCALL Systems, Inc. has formed a new wholly owned, Singapore based subsidiary called inCall Systems Pte Ltd and has established new office premises as of November 1, 2001. All assets purchased from 1st Call Pte Ltd on July 31, 2001 have been removed from the premises of The Internet Call Centre Pte Ltd and relocated to the new office space. The Company continues to operate a Singapore based call center with no major disruption of service. Mr. Chin Tiong Seah, who was managing director of 1st Call, will be the managing director of inCall Systems. All of the 1st Call permanent staff have accepted employment with inCall Systems. All of the existing contracts and customers of 1st Call have moved over to inCall Systems.

As a result of the rescission agreement, the previously reported issued and outstanding share position of iCALL Systems, Inc. is reduced by 6.5 million shares. The new issued and outstanding share position is 5,600,261 shares.

The rescission agreement has not changed the nature of business or the direction of iCALL Systems. The Company remains firm on its vision of becoming a leader in Customer Relations Management (CRM) and continues development of its electronic Customer Relations Management (eCRM) initiative. The Company continues to work with Hewlett- Packard in Malaysia on the completion and launch of its Malaysian based call center as announced on September 6, 2001. The Company remains dedicated to an aggressive acquisition strategy and continues to seek suitable candidates in the CRM and eCRM marketplace. The Company remains dedicated to its Value Added Reseller
(VAR) program announced on June 12, 2001.

There are no management changes or changes of directors in iCALL Systems, Inc. Management intends to change its corporate name to inCall Systems, Inc so as to reflect its operational names in Singapore and Malaysia.

iCALL Systems, Inc. will have a total of 5,600,261 of the Company's shares issued and outstanding.

The holdings of officers and directors, affiliates, and control persons are as follows:

                                                              Percent of
                                                                Shares
Shareholder                                # of Shares        Outstanding
                                           -----------        -----------
Marc Crimeni (1)                                    0               0.0%
Ranjeet Sundher (2)                                 0               0.0%
Bob Harris (3)                                      0               0.0%
Frontline Technologies (4)                    374,926               6.7%
1st Call Pte Ltd (5)                           143,335               2.6%
Malvern Jersey Settlement Fund (6)             70,000               1.2%
Other Share holders (7)                     5,012,000              89.5%

  (1) Director of the Company, CEO and President
  (2) Director of the Company
  (3) Director of the Company and Secretary/Treasurer
  (4) Acquired through purchase and acquisition of 1st Call Pte Ltd
  (5) Acquired through acquisition
  (6) Purchased from the Company under Regulation S
  (7) Owned by approximately 50 shareholders, no one shareholder is a beneficial owner of more than 5% of the stock

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         iCALL Systems, Inc.
                                         -------------------
                                         (Registrant)

         Date:  November 12, 2001        /s/ Marc Crimeni
                                         ----------------
                                         Marc Crimeni, President and
                                          Chairman of the Board
iCALL Systems, Inc.
388 Market Street, Suite 500
San Francisco, California
USA 94111

Board of Directors
The Internet CallCentre Pte Ltd.
7 Temasek Boulevard #21-01
Suntec Tower One
Singapore 038987

October 23, 2001

Dear Members of the Board,

RE: Rescission of Acquisition Agreement and Plan of Reorganization of Nov. 22, 2000

1. Following upon our recent discussions, we write to express our wish to rescind the Agreement made between our company, the various shareholders and The Internet Call Centre Pte Ltd on 22 November 2000.

2. Events have not progressed as both companies would wish. The global economic situation has also gotten from bad to worse. We feel at this point, it is better for us to proceed on our separate ways amicably.

3. iCALL Systems, Inc. undertakes to close all outstanding payments to the Central Provident Board owed by The Internet CallCentre Pte Ltd, and such salaries or and payments as may be outstanding to the current employees of The Internet CallCentre Pte Ltd as of Nov 1, 2001.

4. On the matter of the inter-company loan of US$474,000, The Internet CallCentre Pte Ltd, will assign such Preferred "A" shares to iCALL Systems, Inc. at The Internet CallCentre Pte Ltd's last transacted price of S$1.52 a share, to the value of US$474,000, subject to the capacity of Memorandum and Articles of The Internet CallCentre Pte Ltd. Until such time as the US$474,000 can be converted to Preferred "A" shares, The Internet CallCentre Pte Ltd shall provide security through forms 33 and 34 registered.

5. The Internet CallCentre Pte Ltd consents to the removal of all assets purchased by iCALL Systems, Inc. from 1st Call Pte Ltd from 7 Temasek Boulevard #21-01, Suntec Tower One Singapore, including, but not limited to, equipment and personnel.

6. Both companies undertake to develop amicable solutions to meet the needs of the shareholders of both companies.

7. The Internet CallCentre Pte Ltd shall indemnify and hold harmless iCALL Systems, Inc., its officers and directors from any and all actions, suits, and/or damages arising out their relationship, and vice versa.

8. The Internet CallCentre Pte Ltd. shall irrevocably assign all current accounts receivables of The Internet CallCentre to iCALL Systems Inc.

9. We trust that you will accept our proposal to rescind the agreement on the terms and conditions outlined above. Please indicate your acceptance by signing at the end of this letter. Your copy of the signed letter is to be returned to us by 12:30pm, Friday, October 26, 2001.

On Behalf of iCALL Systems, Inc.         On Behalf of The Internet
                                         CallCentre Pte Ltd

/s/ Marc Crimeni                         /s/ Kwee Chung
----------------                         --------------
Marc Crimeni                             Kwee Chung
President & CEO                          Director

/s/ Ranjeet Sundher                      /s/ Ronald Hee
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Witnessed by                             Witnessed by
Ranjeet Sundher                          Ronald Hee